Exhibit 99.1

1 Becton Drive
Franklin Lakes, NJ 07417
www.bd.com

Contact:
Monique N. Dolecki, Investor Relations - 201-847-5378
Kristen Cardillo, Corporate Communications - 201-847-5657

BD ANNOUNCES RESULTS FOR 2017 FOURTH FISCAL QUARTER AND FULL YEAR;
PROVIDES FISCAL 2018 GUIDANCE

•	As reported, full fiscal year revenues of $12.093 billion decreased 3.1 percent, which primarily reflects the divestiture of the Respiratory Solutions business.

•
On a comparable, currency-neutral basis, revenues grew 4.5 percent for the full fiscal year, which includes an estimated 50 basis point adverse impact from the previously disclosed change in the U.S. dispensing business model.

•	As reported, full fiscal year diluted earnings per share of $4.60 increased 2.4 percent.

•	As adjusted, full fiscal year diluted earnings per share of $9.48 increased 10.4 percent, or 13.2 percent on a currency-neutral basis.

•
On a stand-alone basis, the Company expects full fiscal year 2018 revenues to increase 5.0 to 6.0 percent as reported, or 4.0 to 5.0 percent on a currency-neutral basis, including an estimated 50 basis point adverse impact from the change in the U.S. dispensing business model.

•
As adjusted, the Company expects full fiscal year 2018 diluted earnings per share to be between $10.55 to $10.65 on a stand-alone basis, which represents growth of approximately 12.0 percent including the estimated favorable impact of foreign currency, or approximately 10.0 percent on a currency-neutral basis.

•	The acquisition of C.R. Bard is on-track with an expected closing date in the fourth calendar quarter of 2017, subject to certain regulatory approvals and other customary closing conditions.

Franklin Lakes, NJ (November 2, 2017) - BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today reported quarterly revenues of $3.166 billion for the fourth fiscal quarter ended September 30, 2017. This represents a decrease of 2.0 percent from the prior-year period, primarily due to the divestiture of the Respiratory Solutions business that was completed in October 2016. On a comparable, currency-neutral basis, fourth quarter revenues grew 4.4 percent, which includes an estimated 100 basis point adverse impact from the previously disclosed change in the U.S. dispensing business model. For the full fiscal year ended September 30, 2017, revenues of $12.093 billion decreased 3.1 percent from the prior-year period, primarily due to the Respiratory Solutions divestiture. On a comparable, currency-neutral basis, full fiscal year revenues grew 4.5 percent, which includes an estimated 50 basis point adverse impact from the change in the U.S. dispensing business model.

“We are very pleased with our strong fourth quarter and fiscal 2017 results,” said Vincent A. Forlenza, Chairman and CEO. “Our performance this year demonstrates our ability to overcome multiple headwinds and deliver on our commitments. We enter fiscal 2018 with continued momentum in our core and look forward to the successful closing of the C.R. Bard acquisition. We believe there are significant opportunities ahead for BD as we continue to deliver innovative healthcare solutions to our customers and their patients around the world.”

Fourth Quarter and Twelve-Month Fiscal 2017 Operating Results
As reported, diluted earnings per share for the fourth quarter were $1.24, compared with $0.09 in the prior-year period. This increase is primarily due to restructuring and other charges incurred in the prior-year period related to the attainment of cost synergies associated with the acquisition of CareFusion. Adjusted diluted earnings per share were $2.40, compared with $2.12 in the prior-year period, which represents an increase of 13.2 percent. Foreign currency did not have an impact on diluted earnings per share in the fourth quarter.

For the twelve-month period ended September 30, 2017, as reported, diluted earnings per share were $4.60, compared with $4.49 in the prior-year period. This represents an increase of 2.4 percent. Adjusted diluted earnings per share were $9.48, compared with $8.59 in the prior-year period. This represents an increase in adjusted diluted earnings per share of 10.4 percent, or 13.2 percent on a currency-neutral basis.

Segment Results
In the BD Medical segment, as reported, worldwide revenues for the quarter of $2.115 billion decreased 5.3 percent from the prior-year period, primarily due to the aforementioned divestiture. On a comparable, currency-neutral basis, revenues increased 3.9 percent, which includes an estimated 160 basis point adverse impact from the change in the U.S. dispensing business model. The segment’s results reflect strong performance in the Medication Management Solutions and Diabetes Care units, and solid performance in the Pharmaceutical Systems unit. Growth in the Medication and Procedural Solutions unit reflects a tough comparison to the prior-year period. Performance in the Medication Management Solutions unit includes the adverse impact of the change in the U.S. dispensing business model.

For the twelve-month period ended September 30, 2017, BD Medical revenues were $8.105 billion as reported, a decrease of 6.4 percent from the prior-year period due to the aforementioned divestiture. On a comparable, currency-neutral basis, BD Medical revenues increased 4.3 percent, which includes an estimated 80 basis point adverse impact from the change in the U.S. dispensing business model.

In the BD Life Sciences segment, as reported, worldwide revenues for the quarter were $1.051 billion, an increase of 5.5 percent over the prior-year period, or 5.4 percent on a currency-neutral basis. The segment’s revenue growth reflects strong performance across the Biosciences, Diagnostic Systems and Preanalytical Systems units.

For the twelve-month period ended September 30, 2017, BD Life Sciences revenues were $3.988 billion as reported, an increase of 4.2 percent over the prior-year period, and an increase of 4.8 percent on a currency-neutral basis.

Geographic Results
As reported, fourth quarter revenues in the U.S. of $1.644 billion decreased 5.9 percent from the prior-year period, primarily due to the aforementioned divestiture. On a comparable basis, U.S. revenues increased 2.1 percent, which includes an estimated 200 basis point adverse impact from the change in the U.S. dispensing business model. Within the BD Medical segment in the U.S., growth in the Medication Management Solutions, Diabetes Care, and Pharmaceutical Systems units was partially offset by a decline in the Medication and Procedural Solutions unit. Performance in the Medication Management Solutions unit reflects strong growth in the infusion business, partially offset by the impact of the change in the U.S. dispensing business model. Revenues in the Medication and Procedural Solutions unit declined due to a tough comparison to the prior year. BD Life Sciences segment results in the U.S. reflect solid performance in the Preanalytical Systems and Biosciences units. Revenues in the Diagnostic Systems unit declined due to a tough comparison to the prior year.

As reported, revenues outside of the U.S. of $1.522 billion increased 2.6 percent over the prior-year period, which reflects the impact of the aforementioned divestiture. On a comparable, currency-neutral basis, revenues outside of the U.S. increased 6.9 percent. International revenue growth reflects strong performance in both segments. Within the BD Medical segment, growth was driven by strength in the Medication and Procedural Solutions and Medication Management Solutions units. Growth in the BD Life Sciences segment reflects strong performance across the Biosciences, Diagnostic Systems and Preanalytical Systems units.

For the twelve-month period ended September 30, 2017, U.S. revenues were $6.504 billion as reported, a decrease of 5.6 percent from the prior-year period, primarily due to the aforementioned divestiture. On a comparable basis, U.S. revenues grew 3.0 percent, which includes an estimated 100 basis point adverse impact from the change in the U.S. dispensing business model. As reported, revenues outside of the U.S. of $5.589 billion were flat compared with the prior-year period, primarily due to the aforementioned divestiture. On a comparable, currency-neutral basis, revenues outside the U.S. grew 6.2 percent.

Fiscal 2018 Outlook for Full Year
On a stand-alone basis, the Company expects full fiscal year 2018 revenues to increase 5.0 to 6.0 percent as reported, or 4.0 to 5.0 percent on a currency-neutral basis, including an estimated 50 basis point adverse impact from the change in the U.S. dispensing business model.

The Company expects adjusted diluted earnings per share to be between $10.55 and $10.65 on a stand-alone basis, which represents growth of approximately 12.0 percent including the estimated favorable impact of foreign currency, or approximately 10.0 percent growth on a currency-neutral basis over fiscal 2017 adjusted diluted earnings per share of $9.48. Adjusted diluted earnings per share excludes, among other specified items, the non-cash amortization of intangible assets.

The fiscal 2018 revenue and adjusted diluted earnings per share guidance presented above does not reflect any potential adverse impact related to Hurricane Maria in Puerto Rico. The Company is in the process of evaluating the impact, which it estimates may be up to $40 million in revenues with a corresponding impact to adjusted diluted earnings per share that could be up to one percentage point of growth.

Guidance inclusive of the C.R. Bard acquisition will be provided after the close of the transaction.

Conference Call Information
A conference call regarding BD’s fourth quarter results will be broadcast live on BD’s website, www.bd.com/investors, along with related slides, at 8:00 a.m. (ET) Thursday, November 2, 2017. The conference call will be available for replay on BD’s website, www.bd.com/investors, or at 1-800-585-8367 (domestic) and 1-404-537-3406 (international) through the close of business on Thursday, November 9, 2017, confirmation number 92540524.

Non-GAAP Financial Measures/Financial Tables
This news release contains certain non-GAAP financial measures. Reconciliations of certain of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables. Estimated adjusted diluted earnings per share for fiscal 2018 excludes potential charges or gains that may be recorded during the fiscal year, such as, among other things, the non-cash amortization of intangible assets, acquisition-related charges, and certain tax and litigation matters. BD does not attempt to provide reconciliations of forward-looking non-GAAP earnings guidance to the comparable GAAP measure because the impact and timing of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of BD's financial performance. Within the attached financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and earnings per share amounts presented are calculated from the underlying amounts.

All “comparable” basis revenue growth rates relating to fiscal year 2017 presented throughout this release are adjusted for closed divestitures. Current and prior-year adjusted diluted earnings per share results exclude, among other things, the impact of purchase accounting adjustments (including the non-cash amortization of acquisition-related intangible assets); integration, restructuring and transaction costs; a non-cash charge resulting from a modification to dispensing lease contracts with customers; the reversal of a litigation reserve; and the loss on debt extinguishment. We also provide these measures on a currency-neutral basis after eliminating the effect of foreign currency translation, where applicable. Reconciliations of these amounts to the most directly comparable GAAP measures are included in the tables at the end of this release.

About BD
BD is a global medical technology company that is advancing the world of health by improving medical discovery, diagnostics and the delivery of care. BD leads in patient and health care worker safety and the technologies that enable medical research and clinical laboratories. The company provides innovative solutions that help advance medical research and genomics, enhance the diagnosis of infectious disease and cancer, improve medication management, promote infection prevention, equip surgical and interventional procedures, and support the management of diabetes. The company partners with organizations around the world to address some of the most challenging global health issues. BD has nearly 50,000 associates across 50 countries who work in close collaboration with customers and partners to help enhance outcomes, lower health care delivery costs, increase efficiencies, improve health care safety and expand access to health. For more information on BD, please visit bd.com.

***
This press release, including the section entitled “Fiscal 2018 Outlook for Full Year,” contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s performance, including future revenues and earnings per share. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to forward-looking statements contained herein, a number of factors could cause actual results to vary materially. These factors include, but are not limited to: legislative or regulatory changes to the U.S. healthcare system, potential cuts in governmental healthcare spending or measures to contain healthcare costs, each of which could result in reduced demand for our products or downward pricing pressure; adverse changes in regional, national or foreign economic conditions, particularly in emerging markets, including any impact on our ability to access credit markets and finance our operations, the demand for our products and services as a result of reduced government funding, lower utilization rates or otherwise, or our suppliers’ ability to provide products needed for our operations; changes in interest or foreign currency exchange rates; new or changing laws and regulations impacting our business (including changes in the U.S. tax code or laws impacting foreign trade) or changes in enforcement practices with respect to such laws; the relative strength or weakness of the flu season, our ability to successfully integrate any businesses we acquire; the adverse impact of cyber-attacks on our information systems or products; competitive factors including technological advances and new products introduced by competitors; interruptions in our supply chain or manufacturing processes, including without limitation, interruptions caused by damage to our manufacturing sites in Puerto Rico resulting from Hurricane Maria; pricing and market pressures; difficulties inherent in product development, delays in product introductions and uncertainty of market acceptance of new products; adverse changes in geopolitical conditions; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; efficacy or safety concerns relating to product recalls; fluctuations in costs and availability of raw materials and in BD’s ability to maintain favorable supplier arrangements and relationships; risks relating to our ability to continue to successfully integrate CareFusion's operations in order to fully obtain the benefits of the transaction; uncertainties of litigation (as described in BD’s filings with the Securities and Exchange Commission); future healthcare reform outside the U.S., including changes in government pricing and reimbursement policies or other cost containment reforms; and issuance of new or revised accounting standards, as well as other factors discussed in BD’s filings with the Securities and Exchange Commission. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Three Months Ended September 30,
	2017	2016	% Change
REVENUES	$3,166	$3,231	(2.0)

Cost of products sold	1,612	1,679	(3.9)
Selling and administrative expense	774	796	(2.8)
Research and development expense	221	253	(12.7)
Acquisitions and other restructurings	111	407	(72.7)
Other operating expense	5	—	100.0
TOTAL OPERATING COSTS AND EXPENSES	2,723	3,135	(13.1)
OPERATING INCOME	443	96	360.5

Interest expense	(156)	(95)	64.4
Interest income	45	7	545.2
Other (expense) income, net	(7)	1	(791.5)
INCOME BEFORE INCOME TAXES	326	9	3,453.9
Income tax benefit	(1)	(10)	(87.2)
NET INCOME	327	19	1,633.0
Preferred stock dividends	(38)	—	100.0
NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	$289	$19	1,432.0

EARNINGS PER SHARE
Basic Earnings per Share	$1.27	$0.09	1,311.1
Diluted Earnings per Share	$1.24	$0.09	1,277.8

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	228,218	213,571
Diluted	232,657	217,916

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Twelve Months Ended September 30,
	2017	2016	% Change
REVENUES	$12,093	$12,483	(3.1)

Cost of products sold	6,151	6,492	(5.3)
Selling and administrative expense	2,925	3,005	(2.7)
Research and development expense	774	828	(6.5)
Acquisitions and other restructurings	354	728	(51.3)
Other operating expense	410	—	100.0
TOTAL OPERATING COSTS AND EXPENSES	10,615	11,053	(4.0)
OPERATING INCOME	1,478	1,430	3.4

Interest expense	(521)	(388)	34.2
Interest income	76	21	266.7
Other (expense) income, net	(57)	11	(600.7)
INCOME BEFORE INCOME TAXES	976	1,074	(9.1)
Income tax (benefit) provision	(124)	97	(227.3)
NET INCOME	1,100	976	12.6
Preferred stock dividends	(70)	—	100.0
NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	$1,030	$976	5.4

EARNINGS PER SHARE
Basic Earnings per Share	$4.70	$4.59	2.4
Diluted Earnings per Share	$4.60	$4.49	2.4

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	218,943	212,702
Diluted	223,588	217,536

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Three Months Ended September 30,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2017	2016	% Change
BD MEDICAL
Medication and Procedural Solutions	$498	$511	(2.5)
Medication Management Solutions *	440	428	3.0
Diabetes Care	147	135	8.7
Pharmaceutical Systems	96	85	12.9
Respiratory Solutions *	—	135	NM
TOTAL	$1,181	$1,294	(8.7)

BD LIFE SCIENCES
Preanalytical Systems	$189	$182	3.9
Diagnostic Systems	151	153	(1.6)
Biosciences	123	119	3.7
TOTAL	$463	$454	2.0

TOTAL UNITED STATES	$1,644	$1,748	(5.9)

*The presentation of prior-period amounts has been revised to conform with the presentation of current-period amounts, which does not separately present an immaterial adjustment for the amortization of a deferred revenue balance write-down relating to the CareFusion acquisition.

NM - Not Meaningful

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Three Months Ended September 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2017	2016	FX Impact	Reported	FXN
BD MEDICAL
Medication and Procedural Solutions	$396	$372	$1	6.4	6.3
Medication Management Solutions	131	107	1	22.9	21.5
Diabetes Care	136	131	—	4.4	4.1
Pharmaceutical Systems	271	265	5	2.3	0.4
Respiratory Solutions	—	67	—	NM	NM
TOTAL	$934	$941	$7	(0.7)	(1.5)

BD LIFE SCIENCES
Preanalytical Systems	$189	$177	$—	6.8	6.8
Diagnostic Systems	208	189	—	10.5	10.7
Biosciences	191	177	1	7.7	7.3
TOTAL	$588	$542	$—	8.4	8.3

TOTAL INTERNATIONAL	$1,522	$1,483	$8	2.6	2.1

NM - Not Meaningful

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Three Months Ended September 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2017	2016	FX Impact	Reported	FXN
BD MEDICAL
Medication and Procedural Solutions	$894	$882	$1	1.3	1.2
Medication Management Solutions *	571	534	1	6.9	6.7
Diabetes Care	283	266	—	6.6	6.4
Pharmaceutical Systems	367	350	5	4.9	3.4
Respiratory Solutions *	—	202	—	NM	NM
TOTAL	$2,115	$2,235	$7	(5.3)	(5.7)

BD LIFE SCIENCES
Preanalytical Systems	$378	$359	$—	5.3	5.3
Diagnostic Systems	359	342	—	5.1	5.2
Biosciences	314	296	1	6.1	5.8
TOTAL	$1,051	$996	$—	5.5	5.4

TOTAL REVENUES	$3,166	$3,231	$8	(2.0)	(2.2)

*The presentation of prior-period amounts has been revised to conform with the presentation of current-period amounts, which does not separately present an immaterial adjustment for the amortization of a deferred revenue balance write-down relating to the CareFusion acquisition.

NM - Not Meaningful

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Twelve Months Ended September 30,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2017	2016	% Change
BD MEDICAL
Medication and Procedural Solutions	$1,968	$1,959	0.5
Medication Management Solutions *	1,843	1,779	3.6
Diabetes Care	546	521	4.9
Pharmaceutical Systems	328	328	0.1
Respiratory Solutions *	—	559	NM
TOTAL	$4,685	$5,144	(8.9)

BD LIFE SCIENCES
Preanalytical Systems	$741	$715	3.7
Diagnostic Systems	622	600	3.7
Biosciences	455	433	4.9
TOTAL	$1,818	$1,748	4.0

TOTAL UNITED STATES	$6,504	$6,893	(5.6)

*The presentation of prior-period amounts has been revised to conform with the presentation of current-period amounts, which does not separately present an immaterial adjustment for the amortization of a deferred revenue balance write-down relating to the CareFusion acquisition.

NM - Not Meaningful

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Twelve Months Ended September 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2017	2016	FX Impact	Reported	FXN
BD MEDICAL
Medication and Procedural Solutions	$1,529	$1,454	$(24)	5.1	6.8
Medication Management Solutions	452	419	(11)	7.9	10.6
Diabetes Care	510	502	(3)	1.6	2.2
Pharmaceutical Systems	929	872	(6)	6.6	7.3
Respiratory Solutions	—	263	—	NM	NM
TOTAL	$3,419	$3,510	$(44)	(2.6)	(1.3)

BD LIFE SCIENCES
Preanalytical Systems	$730	$694	$(11)	5.2	6.8
Diagnostic Systems	756	701	(6)	7.9	8.8
Biosciences	684	685	(7)	(0.2)	0.8
TOTAL	$2,170	$2,080	$(24)	4.3	5.5

TOTAL INTERNATIONAL	$5,589	$5,590	$(69)	—	1.2

NM - Not Meaningful

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Twelve Months Ended September 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2017	2016	FX Impact	Reported	FXN
BD MEDICAL
Medication and Procedural Solutions	$3,497	$3,413	$(24)	2.5	3.2
Medication Management Solutions *	2,295	2,197	(11)	4.4	4.9
Diabetes Care	1,056	1,023	(3)	3.3	3.6
Pharmaceutical Systems	1,256	1,199	(6)	4.8	5.3
Respiratory Solutions *	—	822	—	NM	NM
TOTAL	$8,105	$8,654	$(44)	(6.4)	(5.8)

BD LIFE SCIENCES
Preanalytical Systems	$1,471	$1,409	$(11)	4.4	5.2
Diagnostic Systems	1,378	1,301	(6)	5.9	6.4
Biosciences	1,139	1,119	(7)	1.8	2.4
TOTAL	$3,988	$3,829	$(24)	4.2	4.8

TOTAL REVENUES	$12,093	$12,483	$(69)	(3.1)	(2.6)

*The presentation of prior-period amounts has been revised to conform with the presentation of current-period amounts, which does not separately present an immaterial adjustment for the amortization of a deferred revenue balance write-down relating to the CareFusion acquisition.

NM - Not Meaningful

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - UNITED STATES
Three Months Ended September 30,
(Unaudited; Amounts in millions)

			C
			Divestiture Revenue Adjustment **	D=B+C	E=(A-D)/D
	A	B		Comparable	Comparable % Change
	2017	2016		2016
BD MEDICAL
Medication and Procedural Solutions	$498	$511	$(3)	$508	(2.0)
Medication Management Solutions *	440	428	—	428	3.0
Diabetes Care	147	135	—	135	8.7
Pharmaceutical Systems	96	85	—	85	12.9
Respiratory Solutions *	—	135	(135)	—	—
TOTAL	$1,181	$1,294	$(138)	$1,156	2.2

BD LIFE SCIENCES
Preanalytical Systems	$189	$182	$—	$182	3.9
Diagnostic Systems	151	153	—	153	(1.6)
Biosciences	123	119	—	119	3.7
TOTAL	$463	$454	$—	$454	2.0

TOTAL UNITED STATES	$1,644	$1,748	$(138)	$1,610	2.1

*The presentation of prior-period amounts has been revised to conform with the presentation of current-period amounts, which does not separately present an immaterial adjustment for the amortization of a deferred revenue balance write-down relating to the CareFusion acquisition.
**Excludes the impact from the following divestitures: Respiratory, Simplist and Spine.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - INTERNATIONAL
Three Months Ended September 30, (continued)
(Unaudited; Amounts in millions)

			C
			Divestiture Revenue Adjustment **	D=B+C		F=(A-D-E)/D
	A	B		Comparable	E	FXN % Change
	2017	2016		2016	FX Impact
BD MEDICAL
Medication and Procedural Solutions	$396	$372	$—	$372	$1	6.3
Medication Management Solutions	131	107	—	107	1	21.5
Diabetes Care	136	131	—	131	—	4.1
Pharmaceutical Systems	271	265	—	265	5	0.4
Respiratory Solutions	—	67	(67)	—	—	—
TOTAL	$934	$941	$(67)	$874	$7	6.0

BD LIFE SCIENCES
Preanalytical Systems	$189	$177	$—	$177	$—	6.8
Diagnostic Systems	208	189	—	189	—	10.7
Biosciences	191	177	—	177	1	7.3
TOTAL	$588	$542	$—	$542	$—	8.3

TOTAL INTERNATIONAL	$1,522	$1,483	$(67)	$1,416	$8	6.9

**Excludes the impact from the following divestitures: Respiratory, Simplist and Spine.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - TOTAL
Three Months Ended September 30, (continued)
(Unaudited; Amounts in millions)

			C			F=(A-D-E)/D
	A	B	Divestiture Revenue Adjustment **	D=B+C	E	Comparable FXN % Change
				Comparable	Comparable FX Impact
	2017	2016		2016
BD MEDICAL
Medication and Procedural Solutions	$894	$882	$(3)	$880	$1	1.5
Medication Management Solutions *	571	534	—	534	1	6.7
Diabetes Care	283	266	—	266	—	6.4
Pharmaceutical Systems	367	350	—	350	5	3.4
Respiratory Solutions *	—	202	(202)	—	—	—
TOTAL	$2,115	$2,235	$(205)	$2,030	$7	3.9

BD LIFE SCIENCES
Preanalytical Systems	$378	$359	$—	$359	$—	5.3
Diagnostic Systems	359	342	—	342	—	5.2
Biosciences	314	296	—	296	1	5.8
TOTAL	$1,051	$996	$—	$996	$—	5.4

TOTAL REVENUES	$3,166	$3,231	$(205)	$3,026	$8	4.4

*The presentation of prior-period amounts has been revised to conform with the presentation of current-period amounts, which does not separately present an immaterial adjustment for the amortization of a deferred revenue balance write-down relating to the CareFusion acquisition.
**Excludes the impact from the following divestitures: Respiratory, Simplist and Spine.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - UNITED STATES
Twelve Months Ended September 30,
(Unaudited; Amounts in millions)

			C
			Divestiture Revenue Adjustment **	D=B+C	E=(A-D)/D
	A	B		Comparable	Comparable % Change
	2017	2016		2016
BD MEDICAL
Medication and Procedural Solutions	$1,968	$1,959	$(19)	$1,939	1.5
Medication Management Solutions *	1,843	1,779	—	1,779	3.6
Diabetes Care	546	521	—	521	4.9
Pharmaceutical Systems	328	328	—	328	0.1
Respiratory Solutions *	—	559	(559)	—	—
TOTAL	$4,685	$5,144	$(578)	$4,566	2.6

BD LIFE SCIENCES
Preanalytical Systems	$741	$715	$—	$715	3.7
Diagnostic Systems	622	600	—	600	3.7
Biosciences	455	433	—	433	4.9
TOTAL	$1,818	$1,748	$—	$1,748	4.0

TOTAL UNITED STATES	$6,504	$6,893	$(578)	$6,314	3.0

*The presentation of prior-period amounts has been revised to conform with the presentation of current-period amounts, which does not separately present an immaterial adjustment for the amortization of a deferred revenue balance write-down relating to the CareFusion acquisition.
**Excludes the impact from the following divestitures: Respiratory, Simplist and Spine.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - INTERNATIONAL
Twelve Months Ended September 30, (continued)
(Unaudited; Amounts in millions)

			C
			Divestiture Revenue Adjustment **	D=B+C		F=(A-D-E)/D
	A	B		Comparable	E	FXN % Change
	2017	2016		2016	FX Impact
BD MEDICAL
Medication and Procedural Solutions	$1,529	$1,454	$—	$1,454	$(24)	6.8
Medication Management Solutions	452	419	—	419	(11)	10.6
Diabetes Care	510	502	—	502	(3)	2.2
Pharmaceutical Systems	929	872	—	872	(6)	7.3
Respiratory Solutions	—	263	(263)	—	—	—
TOTAL	$3,419	$3,510	$(263)	$3,247	$(44)	6.7

BD LIFE SCIENCES
Preanalytical Systems	$730	$694	$—	$694	$(11)	6.8
Diagnostic Systems	756	701	—	701	(6)	8.8
Biosciences	684	685	—	685	(7)	0.8
TOTAL	$2,170	$2,080	$—	$2,080	$(24)	5.5

TOTAL INTERNATIONAL	$5,589	$5,590	$(263)	$5,327	$(69)	6.2

**Excludes the impact from the following divestitures: Respiratory, Simplist and Spine.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - TOTAL
Twelve Months Ended September 30, (continued)
(Unaudited; Amounts in millions)

			C			F=(A-D-E)/D
	A	B	Divestiture Revenue Adjustment **	D=B+C	E	Comparable FXN % Change
				Comparable	Comparable FX Impact
	2017	2016		2016
BD MEDICAL
Medication and Procedural Solutions	$3,497	$3,413	$(19)	$3,393	$(24)	3.8
Medication Management Solutions *	2,295	2,197	—	2,197	(11)	4.9
Diabetes Care	1,056	1,023	—	1,023	(3)	3.6
Pharmaceutical Systems	1,256	1,199	—	1,199	(6)	5.3
Respiratory Solutions *	—	822	(822)	—	—	—
TOTAL	$8,105	$8,654	$(842)	$7,813	$(44)	4.3

BD LIFE SCIENCES
Preanalytical Systems	$1,471	$1,409	$—	$1,409	$(11)	5.2
Diagnostic Systems	1,378	1,301	—	1,301	(6)	6.4
Biosciences	1,139	1,119	—	1,119	(7)	2.4
TOTAL	$3,988	$3,829	$—	$3,829	$(24)	4.8

TOTAL REVENUES	$12,093	$12,483	$(842)	$11,641	$(69)	4.5

*The presentation of prior-period amounts has been revised to conform with the presentation of current-period amounts, which does not separately present an immaterial adjustment for the amortization of a deferred revenue balance write-down relating to the CareFusion acquisition.
**Excludes the impact from the following divestitures: Respiratory, Simplist and Spine.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Three Months Ended September 30,
	2017	2016	Growth	Foreign Currency Translation	Foreign Currency Neutral Growth	Growth %	Foreign Currency Neutral Growth %
Reported Diluted Earnings per Share	$1.24	$0.09	$1.15	$—	$1.15	1,277.8%	1,277.8%

Purchase accounting adjustments ($130 million and $132 million pre-tax, respectively) (1)	0.56	0.61
Restructuring costs ($30 million and $328 million pre-tax, respectively) (2)	0.13	1.50
Integration costs ($78 million and $77 million pre-tax, respectively) (2)	0.34	0.35
Transaction costs ($2 million and $2 million pre-tax, respectively) (2)	0.01	0.01
Financing costs ($44 million pre-tax) (3)	0.19	—
Lease contract modification-related charge ($6 million pre-tax) (4)	0.03	—
Litigation-related item ($(1) million pre-tax) (5)	(0.01)	—
Dilutive impact (6)	0.31	—
Pension settlement charges ($3 million pre-tax) (7)	—	0.01
Income tax benefit of special items ($(91) million and $(99) million, respectively)	(0.39)	(0.46)

Adjusted Diluted Earnings per Share	$2.40	$2.12	$0.28	$—	$0.28	13.2%	13.2%

(1)	Includes adjustments related to the purchase accounting for acquisitions, primarily CareFusion, impacting identified intangible assets and valuation of fixed assets and debt.

(2)
Represents integration, restructuring and transaction costs which are associated with the acquisition of CareFusion and other portfolio rationalization initiatives, as well as integration and transaction costs which relate to the pending agreement to acquire Bard.

(3)	Represents financing costs, primarily fees paid to enter into a bridge facility, incurred in connection with the pending agreement to acquire Bard.

(4)	Represents an adjustment to a non-cash charge resulting from a modification to our dispensing equipment lease contracts with customers.

(5)	Represents an adjustment to litigation-related reserves.

(6)
Represents the dilutive impact of BD shares issued in May 2017, in anticipation of the pending acquisition of Bard, and of preferred share dividends payable on mandatory convertible preferred stock outstanding. The quarter-to-date adjusted diluted average shares outstanding (in thousands) is 218,632.

(7)
Represents pension settlement charges associated with lump sum benefit payments made from the Company’s U.S. supplemental pension plan, as such payments exceeded the service and interest components of the plan’s pension cost.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Twelve Months Ended September 30,
	2017	2016	Growth	Foreign Currency Translation	Foreign Currency Neutral Growth	Growth %	Foreign Currency Neutral Growth %
Reported Diluted Earnings per Share	$4.60	$4.49	$0.11	$(0.23)	$0.34	2.4%	7.6%

Purchase accounting adjustments ($491 million and $527 million pre-tax, respectively) (1)	2.20	2.42
Restructuring costs ($85 million and $526 million pre-tax, respectively) (2)	0.38	2.42
Integration costs ($237 million and $192 million pre-tax, respectively) (2)	1.06	0.88
Transaction costs ($39 million and $10 million pre-tax, respectively) (2)	0.17	0.04
Financing costs ($131 million pre-tax) (3)	0.58	—
Losses on debt extinguishment ($73 million pre-tax) (4)	0.33	—
Lease contract modification-related charge ($748 million pre-tax) (5)	3.34	—
Litigation-related item ($(337) million pre-tax) (6)	(1.51)	—
Dilutive Impact (7)	0.54	—
Pension settlement charges ($6 million pre-tax) (8)	—	0.03
Income tax benefit of special items ($(495) million and $(369) million, respectively)	(2.21)	(1.70)

Adjusted Diluted Earnings per Share	$9.48	$8.59	$0.89	$(0.24)	$1.13	10.4%	13.2%

(1)	Includes adjustments related to the purchase accounting for acquisitions, primarily CareFusion, impacting identified intangible assets and valuation of fixed assets and debt.

(2)
Represents integration, restructuring and transaction costs which are associated with the acquisition of CareFusion and other portfolio rationalization initiatives, as well as integration and transaction costs which relate to the pending agreement to acquire Bard.

(3)	Represents financing costs, primarily fees paid to enter into a bridge facility, incurred in connection with the pending agreement to acquire Bard.

(4)	Represents losses recognized upon the extinguishment of certain long-term senior notes.

(5)	Represents a non-cash charge resulting from a modification to our dispensing equipment lease contracts with customers.

(6)	Largely represents the reversal of certain reserves related to an appellate court decision which, among other things, reversed an unfavorable antitrust judgment in the RTI case.

(7)
Represents the dilutive impact of BD shares issued in May 2017, in anticipation of the pending acquisition of Bard, and of preferred share dividends payable on mandatory convertible preferred stock outstanding. The year-to-date adjusted diluted average shares outstanding (in thousands) is 218,323.

(8)
Represents pension settlement charges associated with lump sum benefit payments made from the Company’s U.S. supplemental pension plan, as such payments exceeded the service and interest components of the plan’s pension cost.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY2018 OUTLOOK RECONCILIATION

	FY2017	FY2018 Outlook
	Revenues	% Change	FX Impact	% Change FXN
BDX Revenue	$12,093	5.0% - 6.0%	~1.0%	4.0% - 5.0%

BD Medical Revenue	$8,105	5.0% - 6.0%	~1.0%	4.0% - 5.0%

BD Life Sciences Revenue	$3,988	5.0% - 6.0%	~1.0%	4.0% - 5.0%

	FY2018 Outlook
	Full Year FY2018 Outlook	Full Year FY2017	% Increase

Adjusted Fully Diluted Earnings per Share	$10.55 - 10.65	$9.48	~12.0%

Estimated FX Impact			~2.0%

Adjusted FXN Growth			~10.0%

FXN - Foreign Currency Neutral